UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant      |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                               RENTRAK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1)   Title of each class of securities to which transaction applies:
      (2)   Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)   Proposed maximum aggregate value of transaction:
      (5)   Total fee paid:
|_|   Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrant statement number, or the Form or Schedule and the date of its filing.
      (1)   Amount Previously Paid:
      (2)   Form, Schedule or Registration Statement No.:
      (3)   Filing Party:
      (4)   Date Filed:

                               RENTRAK CORPORATION
                               One Airport Center
                           7700 N.E. Ambassador Place
                             Portland, Oregon 97220

                                                                   July 11, 2001

To Our Shareholders:

      Our 2001 Annual Meeting of Shareholders will be held on Thursday, August 16, 2001, at 10:00 a.m., Pacific Daylight Time, at our executive offices, located at One Airport Center, 7700 N.E. Ambassador Place, Portland, Oregon, 97220. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement. Our 2001 Annual Report is also enclosed.

      Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. ACCORDINGLY, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. If you attend the meeting, and the Board of Directors joins me in hoping that you will, there will be an opportunity to revoke your proxy and to vote in person if you prefer.


                                    Sincerely yours,

                                    /s/ Paul A. Rosenbaum
                                    PAUL A. ROSENBAUM
                                    Chairman of the Board

                               RENTRAK CORPORATION
                               One Airport Center
                           7700 N.E. Ambassador Place
                             Portland, Oregon 97220

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held August 16, 2001
To the Shareholders of
Rentrak Corporation:

      The Annual Meeting of Shareholders of Rentrak Corporation ("Rentrak") will be held on Thursday, August 16, 2001, at 10:00 a.m., Pacific Daylight Time, at Rentrak's executive offices, located at One Airport Center, 7700 N.E. Ambassador Place, Portland, Oregon, 97220, for the following purposes:

      1. To elect a Board of Directors consisting of six members, each to serve until the next annual meeting of shareholders and until his successor is duly elected and qualified;

      2.    To hear reports from various officers of Rentrak; and

      3. To transact such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on June 20, 2001 as the record date for determining shareholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. The proxy statement, proxy card and 2001 Annual Report to Shareholders accompany this Notice.

      Whether or not you plan to attend the Annual Meeting, please fill out, sign, date and promptly return the enclosed proxy in the enclosed postage paid envelope. You may revoke your proxy in writing or at the Annual Meeting if you wish to vote in person.

                                    By Order of the Board of Directors:

                                    /s/ F. Kim Cox
                                    F. KIM COX
                                    President and Secretary
Portland, Oregon
July 11, 2001

                               RENTRAK CORPORATION
                               One Airport Center
                           7700 N.E. Ambassador Place
                             Portland, Oregon 97220
                          ------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held August 16, 2001
                          ------------------------------

DATE, TIME, PLACE OF MEETING

      The board of directors of Rentrak Corporation ("Rentrak") is furnishing this proxy statement and the accompanying 2001 Annual Report to Shareholders, notice of annual meeting, and the enclosed proxy card in connection with the board's solicitation of proxies for use at Rentrak's 2001 Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held Thursday, August 16, 2001, at 10:00 a.m. Pacific Daylight Time, at Rentrak's executive offices, located on the fifth floor at One Airport Center, 7700 N.E. Ambassador Place, Portland, Oregon 97220.

SOLICITATION AND REVOCATION OF PROXIES

      Shares represented by a proxy card that is properly dated, executed and returned will be voted as directed on the proxy. If no direction is given, proxies will be voted FOR each of the director nominees selected by the board of directors. If other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment with respect to such matters. Any proxy given by a shareholder may be revoked at any time prior to its use by execution of a later-dated proxy delivered to Rentrak's Secretary, by vote in person at the Annual Meeting, or by written notice of revocation delivered to Rentrak's Secretary.

      Rentrak's board of directors has selected the two persons named on the enclosed proxy card to serve as proxies in connection with the Annual Meeting. These proxy materials and the accompanying Rentrak 2001 Annual Report to Shareholders are being mailed on or about July 11, 2001 to shareholders of record on June 20, 2001.

PURPOSES OF THE ANNUAL MEETING

      The Annual Meeting has been called for the following purposes:

      o To elect a board of directors consisting of six members, each to serve until the next annual meeting of shareholders and until his successor is duly elected and qualified;

      o  To hear reports from various officers of Rentrak; and

      o To transact such other business as may properly come before the meeting or any adjournments thereof.

      Section 2.3.1 of Rentrak's 1995 Restated Bylaws, as amended, sets forth procedures to be followed for introducing business at a shareholders meeting. Rentrak has no knowledge of any other matters that may be properly presented at the Annual Meeting. If other matters do properly come before the Annual Meeting in accordance with the 1995 Restated Bylaws, the persons named in the proxy card will vote your proxy in accordance with their judgment on such matters in the exercise of their sole discretion.

RECORD DATE AND SHARES OUTSTANDING

      Only shareholders of record at the close of business on June 20, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, 11,167,605 shares of

Rentrak common stock were outstanding. For information regarding the ownership of Rentrak common stock by holders of more than five percent of the outstanding shares and by Rentrak's directors and executive officers, see "Security Ownership of Certain Beneficial Owners and Management."

VOTING; QUORUM; VOTE REQUIRED

      Each share of common stock outstanding on the Record Date is entitled to one vote per share at the Annual Meeting. Shareholders are not entitled to cumulate their votes. The presence, in person or by proxy, of the holders of a majority of Rentrak's outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting. Assuming the existence of a quorum, the affirmative vote of a plurality of the votes cast at the Annual Meeting, in person or by proxy, will be required to elect persons nominated to be directors.

EFFECT OF ABSTENTIONS

      If you abstain from voting, your shares will be deemed present at the Annual Meeting for purposes of determining whether a quorum is present. However, only votes cast in favor of a nominee for director will have an effect on the outcome of the election of directors.

EFFECT OF BROKER NON-VOTES

      If a broker holds your shares in street name, you should instruct your broker how to vote. If you do not provide voting instructions, the broker will have discretionary voting authority with respect to the election of directors. Broker non-votes are deemed present at the Annual Meeting for purposes of determining whether a quorum is present. However, broker-non-votes will have no effect on the outcome of the election of directors.

2002 SHAREHOLDER PROPOSALS

      The deadline for shareholders to submit proposals to be considered for inclusion in the proxy statement for the 2002 Annual Meeting of Shareholders is March 13, 2002. To be considered at the 2002 Annual Meeting of Shareholders,
Section 2.3.1 of Rentrak's 1995 Bylaws, as amended, requires shareholders to deliver notice of all proposals, nominations for director and other business to Rentrak's principal executive office no later than 60 calendar days (or by June 17, 2002) and no earlier than 90 calendar days prior to the first anniversary of the date of the 2001 Annual Meeting.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

      Rentrak's 1995 Restated Bylaws, as amended, provide that its board of directors shall consist of six members. The board of directors has nominated the individuals named below to fill the six positions. If for any reason any of the nominees named below should become unavailable for election (an event that the board does not anticipate), proxies will be voted for the election of such substitute nominee as the board in its discretion may recommend. Proxies cannot be voted for more than six nominees. If a vacancy occurs after the Annual
Meeting, the board of directors may elect a replacement to serve for the remainder of the unexpired term.

      In May and June 2000, a group of nine individual Rentrak shareholders, led by Paul Rosenbaum, agreed to form the Committee for the Achievement of Rentrak Excellence ("CARE") for the purpose of conducting a proxy contest for the election of directors at the Rentrak 2000 Annual Meeting of Shareholders. CARE was successful in its efforts, as its five nominees, Cecil Andrus, George Kuper, Joon Moon, James Petcoff, and Paul Rosenbaum, were elected as directors of Rentrak effective September 19, 2000. These individuals comprise five of the six nominees named below. Stanford Stoddard, the sixth nominee, was elected as a director by the board of directors on May 23, 2001. The other members of CARE, which was disbanded in late September 2000, were Michael J. Annechino, Mark A. Brown, Thomas S. Cousins, Jr., Gordon A. Reck, Donald W. Remlinger, David R. Rosencrantz, M.D., Guy R. Wolcott, and Frederick L. Zehnder.

      The board of directors recommends a vote "FOR" the election of each of the following nominees for director:

      CECIL D. ANDRUS (age 69). In 1995, Mr. Andrus founded and serves as the chairman of the Andrus Center for Public Policy at Boise State University. Since 1995, Mr. Andrus has also been of counsel to the Gallatin Group, a public policy consulting firm in Boise, Idaho. He was elected governor of the state of Idaho for four terms (beginning in 1970, 1974, 1986, and 1990). Mr. Andrus also was the U.S. Secretary of the Interior from 1977 to 1981. Mr. Andrus serves as a director of Albertsons, Inc., KeyCorp, and Coeur d'Alene Mines.

      GEORGE H. KUPER (age 60). Since April 2001, Mr. Kuper has been serving as Chief Operating Officer of Rentrak's e-fulfillment subsidiary 3PF.COM, Inc., on a part-time consulting basis. For several years, Mr. Kuper has been an independent consultant in the areas of public policy, environmental and energy issues and provides advice to small and start-up companies in the chemical, electronics, and software industries. Mr. Kuper has also served as president, chief executive officer, and a director of the Council of Great Lake Industries ("CGLI") located in Ann Arbor, Michigan, since 1994. CGLI is affiliated with the World Business Council for Sustainable Development located in Geneva, Switzerland and is a not-for-profit association consisting of more than two dozen U.S. and Canadian companies. Since 1994, Mr. Kuper has also served as the chairman of the Office of the Secretary of Defense Working Group on Dual-Use Technology Policy. Prior to 1994, Mr. Kuper's activities included serving for three years as the executive director of the National Center for Productivity and Quality of Working Life, a Presidential appointment, working for General Electric Company for five years to enhance its productivity programs, and serving as executive director of the Manufacturing Studies Board of the National Academy of Sciences, National Research Council, for five years. Mr. Kuper received a B.A. in political science from The Johns Hopkins University and an M.B.A. from the Harvard School of Business Administration.

      JOON S. MOON, Ph.D. (age 63). Dr. Moon has served as the chairman of Rooto Corporation, a manufacturer of industrial and household chemicals, for more than the past five years. Dr. Moon's background is as a research chemist with E.I. duPont de Nemours Company and Celanese Corporation. Dr. Moon received a B.S. in chemical engineering from Michigan State University and a Ph.D. in chemical engineering from the University of California at Berkeley. Dr. Moon serves as a member of the board of directors of Thomas Jefferson University, and has previously served as a director of Michigan State University Foundation, Michigan Bank, Independence One Mutual Fund, Michigan General Corporation, Maxco Energy, and Progressive Dynamics Corporation.

      JAMES G. PETCOFF (age 45). Mr. Petcoff has served as president and chief executive officer of North Pointe Financial Services, Inc., a provider of insurance and other financial services, since 1986. Since 1999, Mr. Petcoff has also served as president and chief executive officer of Queensway Financial Holdings Limited, a Canadian holding company affiliated with North Pointe Financial Services, Inc. He received an M.B.A. and a J.D. from the University of Detroit. Mr. Petcoff is a director of Lease Corporation of America.

      PAUL A. ROSENBAUM (age 58). Mr. Rosenbaum serves Rentrak as its current Chairman and Chief Executive Officer since his election on September 19, 2000. Prior to his current position at Rentrak, Mr. Rosenbaum founded SWR Corporation in 1994 and continues to serve as its chief executive officer. SWR Corporation designs, tests, and markets industrial chemicals. Mr. Rosenbaum has also been engaged in the private practice of law through his own firm specializing in corporate and administrative law since 1978. He received a B.S. in American studies from Springfield College and a J.D. from The George Washington University Law School.

      STANFORD C. STODDARD (age 70). Mr. Stoddard has been chairman of LaGrande Capital, L.L.C., a financial consulting firm with offices in Southfield, Michigan, since his retirement more than five years ago. During his 30-year banking career, Mr. Stoddard was President of Michigan National Bank of Detroit, Chairman of the outstate Michigan National Bank, and Founder, President and Chairman of Michigan National Corporation, the parent bank holding company of the banks. Mr. Stoddard is currently chairman of MTC Capital Corporation, the holding company for Michigan Trust Bank. Mr. Stoddard is a former director of Chatham Supermarkets, Inc., Michigan National Corporation, Michigan National
Bank,   Michigan   National  Bank  of  Detroit,   Florida  Leasing and

Capital Corporation, Federal Home Life Insurance Company, FHF Life Insurance Company and the Chamber of Commerce of the United States of America. Mr. Stoddard graduated from the University of Michigan with a B.A. in business administration.

      See "CERTAIN RELATIONSHIPS AND TRANSACTIONS" for a discussion of certain agreements and relationships between Rentrak and its directors.

                      COMMITTEES AND MEETINGS OF THE BOARD

      The board of directors has a standing Finance Committee, Audit Committee and Compensation Committee. The board of directors does not have a nominating committee.

      The Finance Committee is comprised of Joon Moon, Chair, George Kuper and Paul Rosenbaum and is responsible for evaluating strategic financial issues facing Rentrak.

      The Audit Committee is presently comprised of Cecil Andrus, Chair, James Petcoff and Stanford Stoddard and is responsible for evaluating the integrity of Rentrak's financial reporting to shareholders. During the fiscal year ended March 31, 2001, the Audit Committee held four meetings.

      The Compensation Committee is presently comprised of James Petcoff, Chair, and Cecil Andrus and is responsible for evaluating the performance of Rentrak's management and making compensation decisions regarding Rentrak's executive employees. During the fiscal year ended March 31, 2001, the Compensation Committee met three times.

      During the fiscal year ended March 31, 2001, the board of directors held six regular meetings, each of which were conducted in person, and 11 special meetings, nine of which were conducted by telephone conference call. While in office, each director nominated for reelection above attended at least 75 percent of the total number of meetings held by the board of directors and the committees of the board of directors on which he served during the fiscal year ended March 31, 2001.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of June 20, 2001, certain information regarding the beneficial ownership of Rentrak common stock by (i) each person known to be the beneficial owner of 5 percent or more of Rentrak's outstanding shares of common stock, (ii) each director of Rentrak, (iii) Rentrak's Chief Executive Officer and the next four most highly compensated executive officers who were employed by Rentrak at March 31, 2001 (the "Named Executive Officers"), and (iv) the present directors and executive officers of Rentrak as a group.

                                                  SHARES BENEFICIALLY OWNED
---------------------------------------------  --------------------------------
NAME                                             NUMBER (1)     PERCENTAGE (1)
---------------------------------------------  ---------------  ---------------

Cecil Andrus                                        1,000             *
F. Kim Cox                                        352,194           3.1%
Marty Graham                                       78,468             *
George Kuper                                        4,000             *
Michael Lightbourne                               140,000           1.2%
Joon Moon                                           1,000             *
James Petcoff                                      21,500 (2)         *
Christopher Roberts                                59,022             *
Paul Rosenbaum                                    237,220           2.1%
Stanford Stoddard                                  92,833             *

All  executive  officers and  directors as a    1,107,099           9.4%
group (14 persons)

Ron Berger                                      1,610,744 (3)      14.4%
P.O. Box 2190
Gresham, Oregon  97030

Walt Disney Company                             1,543,203 (4)      12.1%
500 South Buena Vista St.
Burbank, California

* Less than 1%

----------------------------------

(1) Unless otherwise indicated, each person has sole voting and dispositive power over the shares listed opposite his name. All percentages have been calculated assuming that 11,167,605 shares of Rentrak common stock are issued and outstanding as of June 20, 2001. In accordance with SEC regulations, the number of shares and percentage calculation with respect to each shareholder assumes the exercise of all outstanding options such shareholder holds and that can be exercised within 60 days after June 20, 2001, as follows: F. Kim Cox, 303,288 shares; Marty Graham, 78,464 shares; Michael Lightbourne, 46,000 shares; Christopher Roberts, 57,724 shares; and all executive officers and directors as a group, 577,472 shares.
(2) Mr. Petcoff shares voting and dispositive power over his shares with his spouse.
(3) See "CERTAIN RELATIONSHIPS AND TRANSACTIONS" for discussion of a pending lawsuit brought by Rentrak against Mr. Berger relating to the validity of 1,495,750 shares shown as held by Mr. Berger.
(4) Represents shares of common stock subject to warrants that are currently exercisable.

                               EXECUTIVE OFFICERS

      The names, ages, positions and backgrounds of Rentrak's present executive officers in addition to Paul Rosenbaum are as follows:

                                POSITION
                                  HELD
 NAME                 AGE         SINCE      CURRENT POSITION(S) WITH RENTRAK AND BACKGROUND
---------            -----      --------     -----------------------------------------------
F. Kim Cox            48          2000       President and Secretary.  From 1999
                                             until  2000,   Mr.  Cox  served  as
                                             Executive Vice President, Secretary
                                             and  Treasurer.   From  1995  until
                                             1999,  Mr. Cox served as  Executive
                                             Vice  President,   Chief  Financial
                                             Officer,  Secretary and  Treasurer.
                                             Prior to  joining  Rentrak in 1985,
                                             Mr. Cox was an  attorney in private
                                             practice  and,  prior to  that,  an
                                             accountant   with  Arthur  Andersen
                                             LLP.

Timothy Erwin         32          2000       Vice President, Customer Relations.
                                             Mr. Erwin has been with Rentrak for
                                             15   years   and,   prior   to  his
                                             promotion   in  June   2000,   held
                                             positions   including   Manager  of
                                             Customer  Services and Key Accounts
                                             and Director of Customer Relations.

Marty Graham          43          1991       Vice       President,       Product
                                             Development.   Prior   to   joining
                                             Rentrak in October 1988 as Director
                                             of Product Development,  Mr. Graham
                                             served  as  General   Manager   and
                                             Secretary/Treasurer    of   Pacific
                                             Western Video Corporation.

Michael Lightbourne   54          1997       Executive   Vice   President.   Mr.
                                             Lightbourne    was   Senior    Vice
                                             President,  Marketing,  of  Rentrak
                                             from 1992 to 1996,  Vice President,
                                             Marketing,  from 1991 to 1992,  and
                                             Director  of  Sales  from  1988  to
                                             1991.

Richard Nida          54          1998       Vice President, Investor Relations.
                                             Prior   to   joining   Rentrak   in
                                             September  1998, Mr. Nida served as
                                             the     Director    of    Corporate
                                             Communications     and     Investor
                                             Relations  for  Payless  ShoeSource
                                             from 1988 to August 1998.

Christopher Roberts   33          1994       Vice  President,  Sales.  Prior  to
                                             becoming Vice  President,  Sales in
                                             1994,  Mr.  Roberts  was  Rentrak's
                                             National   Director  of  Sales,   a
                                             position  he  held   beginning   in
                                             September 1992.

Mark Thoenes          48          2001       Vice President and Chief  Financial
                                             Officer.  From  July  1,  2000,  to
                                             December 31, 2000,  Mr. Thoenes was
                                             engaged as an outside consultant to
                                             serve as Rentrak's  Chief Financial
                                             Officer.  Prior to that,  he served
                                             as Chief Financial Officer and Vice
                                             President   and   Chief   Operating
                                             Officer  for  PhyCor of  Vancouver,
                                             Inc., and Physician Partners, Inc.,
                                             both  health care  companies,  from
                                             1996 until joining Rentrak.

Amir Yazdani          41          2001       Vice     President     and    Chief
                                             Information  Officer.  Mr.  Yazdani
                                             was  Vice   President,   Management
                                             Information  Systems  of  Rentrak's
                                             subsidiary 3PF.COM, Inc., from 1999
                                             to June  2001 and  Vice  President,
                                             Management  Information  Systems of
                                             Rentrak from 1993 to 1999.


                             EXECUTIVE COMPENSATION

      The following table sets forth all compensation paid by Rentrak to the Named Executive Officers and Rentrak's former Chief Executive Officer during the fiscal years ended March 31, 2001, 2000 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                            Long-Term
                            Annual Compensation            Compensation
                                                           ------------
                                                             Awards
                                                           ------------
                   Fiscal                                   Securities
                     Year                         Other     Underlying      All Other
     Name and       Ended    Salary    Bonus     Annual    Options/SARs    Compensation
    Principal      March       ($)      ($)    Compensation    (#)            ($)(3)
   Position (1)      31,                         ($)(2)
----------------------------------------------------------------------------------------
Paul Rosenbaum,      2001   $152,500  $    0     $23,703    100,000        $     0
Chairman and
Chief Executive
Officer
F. Kim Cox,          2001    201,044  40,000           0      5,000(4)       5,647
President and        2000    191,029  85,000           0     32,623          5,571
Secretary            1999    181,136       0           0     63,805          6,065
Marty Graham,        2001    160,598       0           0     10,000          3,635
Vice President,      2000    152,265  35,000           0     10,000          3,835
Product              1999    140,083  15,000           0          0          4,032
Development
Michael              2001    196,132       0           0     10,000          8,951
Lightbourne,                                                  2,500(4)
Executive Vice       2000    188,255  50,000           0     10,000          8,201
President            1999    178,037       0           0          0          7,987
Christopher          2001    139,921  13,000           0     10,000          1,500
Roberts, Vice        2000    137,596  26,750           0     10,000          1,500
President of Sales   1999    135,854  20,000           0          0          1,500
Ron Berger,          2001    193,742  85,000     125,485      5,000 (4)  1,372,379
Chairman and         2000    429,353   2,264      19,945    260,943 (5)     24,448
Chief Executive      1999    405,540       0       6,541    510,481 (5)     40,657
Officer
---------------------------

(1) Reflects principal position as of March 31, 2001. Mr. Berger resigned in September 2000 as Rentrak's Chief Executive Officer. In September 2000, Mr. Rosenbaum was appointed Chief Executive Officer. Mr. Cox was appointed President in May 2000.

(2) Amounts disclosed in this column include monthly lease and maintenance payments on automobiles of $29,116 to Mr. Berger and $3,302 to Mr. Rosenbaum; payoff of the lease on an automobile on behalf of Mr. Berger in the amount of $96,369 (which is the subject of a pending lawsuit brought by Rentrak against Mr. Berger seeking return of the automobile or its cash value, among other matters); and $17,762 to Mr. Rosenbaum for housing in Portland, Oregon, and $2,639 for a miscellaneous payment.

(3) Amounts disclosed in this column reflect the following matching contributions during fiscal 2001 under Rentrak's 401(k) plan: F. Kim Cox, $1,500; Marty Graham, $1,500; Michael Lightbourne, $1,500; Christopher Roberts, $1,500, and Ron Berger, $1,500. Rentrak also made payments to supplemental disability and life insurance plans during fiscal 2001 as follows: F. Kim Cox, $4,147; Marty Graham, $2,135; Michael Lightbourne, $7,451; and Ron Berger $8,537. Rentrak paid Mr. Berger $1,362,342 as severance under the terms of his employment agreement upon his resignation as Chief Executive Officer on September 14, 2000.

(4) Represents options to purchase shares of 3PF.COM, Inc. ("3PF"), common stock.

(5) All of the options granted to Mr. Berger in fiscal 2000 and options covering 243,659 shares granted to him in fiscal 1999 were cancelled during fiscal 2001 in order to correct a possible inadvertent violation of the 15 percent beneficial ownership threshold specified in Rentrak's shareholder rights plan, which was adopted in May 1995 in an effort to assure that all of Rentrak's shareholders receive fair and equal treatment in the event of certain proposals to acquire Rentrak. All remaining options expired unexercised following Mr. Berger's resignation as Chief Executive Officer.

STOCK OPTION GRANTS

      The following table sets forth information concerning stock option grants to each of the Named Executive Officers and Rentrak's former Chief Executive Officer during the fiscal year ended March 31, 2001. Rentrak did not grant any stock appreciation rights to executive officers during the fiscal year.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                                              Potential realizable value
                                                               at assumed annual rates
                                                              of stock price appreciation
                    Individual Grants (1)                        for option term (2)
-------------------------------------------------------------------------------------------
                    Number of   % of Total
                   Securities    Options
                   Underlying   Granted to
                     Options    Employees in    Exercise   Expiration
Name                Granted     Fiscal Year      Price        Date        5% ($)    10% ($)
-------------------------------------------------------------------------------------------
Paul Rosenbaum    100,000(3)     32.90%          $3.500(4)   3/30/11     $220,113  $557,810
F. Kim Cox          5,000(5)      3.94%           6.750(6)   7/18/10       21,250    53,789
Marty Graham       10,000(7)      3.29%           3.750(4)   4/19/10       23,584    59,765
Michael Lightbourne10,000(7)      3.29%           3.750(4)   4/19/10       23,584    59,765
                    2,500(5)      1.97%           6.750(6)   7/18/10       10,625    26,894
Christopher Roberts10,000(7)      3.29%           3.750(4)   4/19/10       23,584    59,765
Ron Berger          5,000(5)      3.94%           6.750(6)   7/18/10       21,250    53,789
-------------------------------

(1) Options granted include both incentive stock options and nonqualified stock options.
(2) These calculations are based on certain assumed annual rates of appreciation as required by SEC rules and regulations governing the disclosure of executive compensation. Under these rules, an assumption is made that the market price of the shares underlying the stock options shown in this table could appreciate at rates of 5% and 10% per annum on a compounded basis over the ten-year term of the stock options. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock of Rentrak and 3PF, as applicable, and overall stock market conditions. 3PF's common stock is not publicly traded. There can be no assurance that the gains reflected in this table will be achieved.
(3) Option vests in full on September 19, 2001.
(4) The exercise price per share equals the fair market value of Rentrak's common stock based on the closing sales price on the last trading day preceding the date of grant.
(5) Options to purchase indicated number of shares of 3PF's common stock vesting 25 percent per year on each anniversary of the grant date. Options for a total of 126,950 shares of 3PF's common stock were granted to employees of Rentrak or its subsidiaries during fiscal 2001. Mr. Berger's options terminated upon his resignation as Chief Executive Officer of Rentrak.
(6) The exercise price equals the value of 3PF's common stock on the date of grant as determined by 3PF's board of directors.
(7) Option vests 20 percent per year on each anniversary of the grant date.

STOCK OPTION EXERCISES

      The following table sets forth certain information concerning stock option exercises by each of the Named Executive Officers and the former Chief Executive Officer during the fiscal year ended March 31, 2001, and the value of in-the-money options (e.g., options as to which the market value of Rentrak common stock exceeds the exercise price of the options) held by such individuals on March 31, 2001. The value of in-the-money options is based on the difference between the exercise price of such options and the closing price of Rentrak common stock on March 30, 2001, which was $3.69 per share. As 3PF's common stock is not publicly traded, outstanding options are not deemed to be in-the-money as the current value of the stock is not presently ascertainable. Unless otherwise indicated, the options listed below are for Rentrak common stock.

                 AGGREGATED OPTION EXERCISES IN FISCAL 2001 AND
                          FISCAL YEAR-END OPTION VALUES

                                                   Number of Securities            Value of Unexercised In-the-
                                                  Underlying Unexercised             Money Options at Fiscal
                                               Options at Fiscal Year-End (#)               Year-End ($)
                                               ---------------------------------    ------------------------------
                  Shares
                Acquired on      Value
Name             Exercise (#)   Realized ($)    Exercisable     Unexercisable      Exercisable    Unexercisable
--------------  -------------   ------------    -----------     -------------      -----------    -------------
Paul Rosenbaum             0    $        0               0          100,000        $      0           $18,800

F. Kim Cox            30,831        76,048         316,930           64,382               0                 0
                                                         0            5,000(1)            0                 0

Marty Graham               0             0          73,535           30,000          14,260            12,630

Michael Lightbourne   94,000        (2,875)         10,000           86,000           6,628            10,282
                                                         0            2,500(1)            0                 0

Christopher Roberts      542         1,277          53,558           31,250           4,799             8,016

Ron Berger(2)      1,495,750    (1,549,494)              0                0               0                 0

--------------------------

(1) Option to purchase shares of 3PF's common stock.

(2) See "CERTAIN RELATIONSHIPS AND TRANSACTIONS" for discussion of a pending lawsuit brought by Rentrak against Mr. Berger relating to these shares.

COMPENSATION OF DIRECTORS

      Rentrak compensates its non-employee directors for their services by payment of $500 for each board meeting they attend in person or by telephone conference call. Each director who serves on a board committee receives payment of $500 for attending each in-person or telephone conference committee meeting. In addition, each non-employee director is paid a retainer of $20,000 per year. Rentrak also reimburses directors for their travel expenses for each meeting attended in person. See also "CERTAIN RELATIONSHIPS AND TRANSACTIONS."

      Each non-employee director receives an automatic grant, at the beginning of each fiscal year, of a ten-year option to purchase 10,000 shares of Rentrak common stock, with a grant of an option for an additional 2,500 shares to each chairman of a board committee. Accordingly, on April 2, 2001, Messrs. Andrus and Kuper and Dr. Moon each received an option for 12,500 shares and Mr. Petcoff received an option for 10,000 shares, each at an exercise price of $3.69 per share and exercisable in full one year after the date of grant. In addition, on March 30, 2001, each nonemployee director was granted a ten-year option to purchase 5,000 shares of Rentrak common stock at an exercise price of $3.50 per share, which will become exercisable in full on September 19, 2001. All grants to non-employee directors are made under Rentrak's 1997 Equity Participation Plan.

EMPLOYMENT  CONTRACTS  AND  TERMINATION  OF  EMPLOYMENT  AND   CHANGE-IN-CONTROL
ARRANGEMENTS

      RON BERGER. Effective April 21, 1998, Rentrak entered into a five-year employment agreement with Mr. Berger under which Mr. Berger was employed as Chairman and Chief Executive Officer of Rentrak. Under the agreement, Mr. Berger received an annual base salary of $400,000, subject to increases on April 1 of each year during the term of the agreement in an amount equal to the greater of four percent or the change in the Consumer Price Index for the preceding year. Under the provisions of the agreement providing for severance if Mr. Berger terminated his employment following a "change of control" (as defined in the agreement) or "potential change of control" (as defined in the agreement), Mr. Berger was paid $1,362,342 in severance on September 15, 2001, following his resignation as Chief Executive Officer. In March 2001, Mr. Berger filed a counterclaim in a lawsuit brought against him by Rentrak in which he is seeking damages of approximately $1.76 million plus attorney fees for the alleged failure to pay certain specified compensation, including accumulated wages and compensation and amounts for life and health insurance under provisions of his employment agreement. See also "CERTAIN RELATIONSHIPS AND TRANSACTIONS."

      F. KIM COX. Effective April 1, 1998, Rentrak entered into a four-year employment agreement with Mr. Cox. Under the agreement, Mr. Cox will receive an annual salary of $206,636 for the fiscal year ending March 31, 2002. If Mr. Cox is terminated for certain reasons other than for "cause" (as defined in the agreement), he is entitled to receive one year's base salary, subject to reduction should Mr. Cox find alternative employment of "comparable status" (as defined in the agreement), or if he does not exercise his best efforts to find such employment. If Mr. Cox is terminated for cause, he will receive only the amount of compensation accrued through the date of termination. If Mr. Cox's employment is terminated due to his death or disability, he (or his legal representative) is entitled to receive all compensation accrued as of the date of termination plus a lump sum severance payment equal to 180 days' base salary. The agreement will expire on March 31, 2002.

      MARTY GRAHAM. Effective May 17, 1997, Rentrak entered into an employment agreement with Mr. Graham under which he is employed as Vice President, Product Development. Under the agreement, Mr. Graham's initial base salary was $130,000 per year, with increases of $10,000 effective April 15 of each year during the term of the agreement. Mr. Graham is also entitled to receive certain cash bonuses for achieving specified objectives. Under the agreement, if Mr. Graham's employment is terminated by Rentrak for certain reasons other than for "cause" (as defined in the agreement) within two years after a "change of control" (as defined in the agreement), or if Mr. Graham terminates his employment for "good reason" (as defined in the agreement), he is entitled to receive his base salary through the end of the agreement or his current base salary for one year, whichever is less. If Rentrak otherwise terminates Mr. Graham's employment without cause, he will be entitled to receive six months' base salary, subject to reduction should he find other employment or should he not exercise his best efforts to find such other employment. If Mr. Graham is terminated for cause, he will receive only the full amount of his base salary accrued through the date of termination. If Mr. Graham dies, his estate will receive the full amount of his base salary accrued through the date of termination, plus a payment equal to 90 days' base salary at the rate in effect on the date of his death. If Mr. Graham is terminated due to disability, he (or his legal representative) will receive only the full amount of his base salary accrued through the date of termination. As extended in September 2000, Mr. Graham's employment agreement will expire on April 15, 2004.

      MICHAEL LIGHTBOURNE. Effective July 10, 1997, Rentrak entered into a five-year employment agreement with Mr. Lightbourne under which he is employed as Executive Vice President. Under the agreement, Mr. Lightbourne's initial annual base salary was $170,000, subject to increase each year during the term of the agreement in an amount equal to the greater of five percent or the change in the Consumer Price Index for the preceding year. If Mr. Lightbourne's employment is terminated by Rentrak without "cause" (as defined in the agreement) or by Mr. Lightbourne due to a material breach of the agreement by Rentrak, he is entitled to receive severance equal to all compensation payable in installments as if still employed through the end of the agreement, subject to reduction by the amount of any compensation received from all other employment during the severance period. If terminated for cause, he will receive only the full amount of all compensation accrued as of the date of termination. If Mr. Lightbourne's employment is terminated due to his death or disability, he (or his estate or legal representative) will receive, in a lump sum, all compensation that would otherwise have been paid during the term of the agreement, reduced by amounts payable under any life or disability insurance coverage provided by Rentrak. If Mr. Lightbourne's employment is terminated by death or by Rentrak other than for cause, all his outstanding stock options will vest immediately. The agreement will expire on July 9, 2002, at which time he will be entitled to receive a $75,000 bonus (reduced by $2,500 for each month prior to that date that his employment terminates). Finally, Mr. Lightbourne is entitled to one year's salary continuance if his employment agreement is not renewed or is terminated by Rentrak for any reason other than for cause, in addition to any other amounts payable under other terms of his agreement.

      CHRISTOPHER ROBERTS. Effective October 27, 1997, Rentrak entered into a five-year employment agreement with Mr. Roberts under which he is employed as Rentrak's Vice President, Sales. Under the agreement, Mr. Roberts received an initial base salary of $130,000, subject to increases of $5,000 on April 15 of each year during the term of the agreement. If Mr. Roberts is terminated for certain reasons other than for "cause" (as defined in the agreement) within two years after a "change of control" (as defined in the agreement), or if Mr. Roberts terminates his employment for "good reason" (as defined in the agreement), he is entitled to receive his base salary through the end of the agreement or his current base salary for one year, whichever is less. If Rentrak otherwise terminates Mr. Roberts' employment without cause, he is entitled to receive six months' base salary, subject to reduction should he find other employment or should he not exercise his best efforts to find such other employment. If Mr. Roberts is terminated for cause, he will receive only the full amount of his base salary accrued through the date of termination. If Mr. Roberts dies, his estate or legal representative will receive a payment equal to 90 days' base salary at the rate in effect on the date of his death. If Mr. Roberts is terminated due to disability, he (or his legal representative) will receive only the full amount of his base salary accrued through the date of termination. The agreement will expire on November 1, 2002.

                          REPORT OF THE AUDIT COMMITTEE

      The "Report of the Audit Committee" shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Rentrak specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      The Audit Committee of the board of directors reports to the board and is responsible for overseeing Rentrak's financial reporting process, the systems of internal accounting and financial controls established by management, and the annual independent audit of Rentrak's financial statements. The Audit Committee is comprised of three directors, each of whom meets the independence requirements under current National Association of Securities Dealers corporate governance standards. The Audit Committee's activities are governed by a written charter adopted by the board on May 19, 2000. A copy of the Audit Committee charter is attached to this proxy statement as Appendix A.

      In discharging its responsibilities, the Audit Committee and its individual members have met with management and Rentrak's independent auditors, Arthur Andersen LLP, to review Rentrak's accounting functions and the audit process. The Audit Committee discussed and reviewed with its independent auditors all matters that the independent auditors were required to communicate and discuss with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, regarding communications with audit committees. Audit Committee members also discussed and reviewed the results of the independent auditors' examination of the financial statements, the quality and adequacy of the Company's internal controls, and issues relating to auditor independence. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors their independence.

      Based on its review and discussions with management and the independent auditors, the Audit Committee recommended to the board of directors that the audited financial statements for the fiscal year ended March 31,

2001, be included in Rentrak's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Cecil Andrus (Committee Chair)      James Petcoff     Stanford Stoddard

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The "Report of the Compensation Committee on Executive Compensation" shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Rentrak specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      The Compensation Committee of Rentrak is charged with determining the compensation of all executive officers of Rentrak. These decisions are based on Rentrak's executive compensation philosophy. This compensation philosophy has four primary principles: (i) linking executive compensation to the creation of sustainable increases in shareholder value; (ii) providing executive compensation rewards contingent upon organizational performance; (iii) differentiating compensation based on individual contribution; and (iv) encouraging the retention of a sound management team.

      To implement this philosophy, executive compensation has been comprised of three primary components - annual salary, performance bonuses and a long-term incentive program consisting of stock option grants. Ownership of shares of Rentrak's common stock by executives is encouraged and forms a significant component of the total executive compensation package. In addition, competitive factors are considered in determining executive compensation.

                                  Annual Salary

      Rentrak has entered into employment agreements with its executive officers other than its Chief Executive Officer which typically establish a base annual salary rate and provisions for automatic annual increases in salary during the term of the agreement. Base salary rates reflect the level of duties and responsibilities of each executive officer, the executive officer's experience and prior performance, and competitive factors in Rentrak's industry.

                               Performance Bonuses

      In February 2000, the then board of directors established a bonus pool in the total amount of $375,000 to recognize performance with respect to the settlement of Rentrak's lawsuit with Hollywood Entertainment Corp. During fiscal 2001, bonuses distributed from this pool to Rentrak officers included $85,000 paid to Ron Berger, then Chief Executive Officer, and $40,000 to F. Kim Cox, President.

                           Long-Term Incentive Program

      Stock option grants are used to motivate employees to focus on Rentrak's long-term performance, and Rentrak has long maintained stock option plans for key employees, including all executive officers. In some instances, option grants are specified in an officer's employment agreement. The size of each option grant is based upon such factors as the employee's duties,
responsibilities,   performance,  experience  and  anticipated  contribution  to
Rentrak.

      Stock options are typically awarded to executive officers on an annual basis. Additional grants may be made in the event of an executive officer's promotion. In fiscal 2001, Rentrak granted options to purchase a total of 197,500 shares of common stock to its executive officers, including a 100,000 share grant to Mr. Rosenbaum as discussed below. Several executive officers also were granted options to purchase shares of common stock of

Rentrak's subsidiary 3PF.COM, Inc., in recognition of their services in establishing the former division as a separate subsidiary.

     Compensation of Paul A. Rosenbaum, Chairman and Chief Executive Officer

      Paul A. Rosenbaum has served as Chairman and Chief Executive Officer of Rentrak since September 19, 2000. In September 2000, the newly elected board of directors established the annual base salary rate for Mr. Rosenbaum at $240,000, which was substantially below the base salary rate of his predecessor of approximately $425,000. In November 2000, the board of directors raised Mr. Rosenbaum's annual salary rate to $300,000. On March 30, 2001, the board of directors granted an option to purchase 100,000 shares of Rentrak's common stock to Mr. Rosenbaum in recognition of his service to Rentrak and to further align his interests with those of Rentrak's other shareholders. Mr. Rosenbaum abstained from deliberations by the board of directors on his compensation.

James  Petcoff  (Committee  Chair)  Cecil  Andrus  George  Kuper  Joon Moon Paul
Rosenbaum

           COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN OF RENTRAK CORPORATION, NASDAQ MARKET INDEX, MG MEDIA INDUSTRY GROUP, AND PEER GROUP

      The chart on the next page compares the five year cumulative total return on Rentrak's common stock with that of the NASDAQ Market index, the MG Media Industry Group, and a group of peer companies selected by Rentrak. The chart assumes $100 was invested on April 1, 1996 in Rentrak's common stock, the NASDAQ Market index, the media industry group, and the peer group, and that any dividends were reinvested. The media industry group represents all public companies reported by Media General Services as having the same company-level Standard Industrial Classification (SIC) Code as Rentrak that are also generally involved in the movie entertainment business. The peer group is composed of the companies within the video distribution business and internet fulfillment business reflected in the 2000 peer group appearing in last year's proxy materials (excluding four companies that either are in bankruptcy or have significantly reduced operations due to financial difficulties), as follows:
Hastings Entertainment, Inc., Blockbuster, Inc., Big Star Entertainment, Inc., Hollywood Entertainment Corp., Movie Gallery, Inc., Valley Media, Inc., and PFS Web, Inc.

      The following chart shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Rentrak specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG RENTRAK CORPORATION, NASDAQ MARKET INDEX AND PEER GROUP INDEX



                        [PERFORMANCE GRAPH APPEARS HERE]







  Measurement Period                       NASDAQ           MG Media         Rentrak-Selected
(Fiscal Year Covered)   Rentrak Corp.   Market Index    Industry Group         Peer Group
---------------------   -------------   ------------    --------------       ----------------
Measurement PT - 3/29/96  $100.00         $100.00          $100.00               $100.00
       3/31/97              52.38          111.87           110.92                121.16
       3/31/98             180.95          169.07           158.19                 74.74
       3/31/99              53.57          220.94           172.47                 91.59
       3/31/00             104.76          406.86           258.62                 37.78
       3/30/01              70.25          167.46           130.69                 43.83


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During fiscal 2001, members of the Compensation Committee included Skipper Baumgarten, Bill LeVine and Takaaki Kusaka until September 19, 2000, and George Kuper, James Petcoff and Takaaki Kusaka (Mr. Kusaka from November 17, 2000 to March 16, 2001 only) thereafter. Mr. Kuper resigned from the Compensation Committee effective April 24, 2001, when he was appointed Chief Operating Officer of Rentrak's subsidiary 3PF.Com, Inc. ("3PF"). Stanford Stoddard was appointed to the Compensation Committee on May 23, 2001.

      During fiscal 2001, Ron Berger was a director of American Contractors Indemnity Co., a company of which Skipper Baumgarten was Chief Executive Officer. Mr. Berger was also chairman of the board of directors of Rentrak Japan Co., Ltd. ("Rentrak Japan"), a company of which Mr. Kusaka is President.

      Muneaki Masuda, who was a member of Rentrak's board of directors from 1990 until September 19, 2000, is President of Culture Convenience Club Co., Ltd. ("CCC"), and is the controlling stockholder of So-Tsu Company ("So-Tsu"), which in turn holds a controlling interest in CCC and Rentrak Japan. Rentrak Japan is a joint venture formed by Rentrak and CCC which distributes video cassettes, DVDs, and video games on a revenue-sharing basis throughout Japan. Throughout fiscal 2001, Rentrak held a 9 percent equity interest in Rentrak Japan and Rentrak Japan and CCC together held approximately an 8 percent equity interest in Rentrak.

      Pursuant to a Business Cooperation Agreement (Framework) entered into as of November 2, 1998, Rentrak Japan agreed to pay Rentrak an annual royalty equal to 1.67 percent of the first $47.9 million of Rentrak Japan's sales and 0.5 percent of Rentrak Japan's sales in excess of $47.9 million, based on a June 1 to May 31 royalty year. During fiscal 2001, Rentrak Japan incurred royalty fees totaling $1.0 million which were offset against a $4 million reserve for future royalties in consideration of Rentrak Japan's payment of advance royalties totaling $2.5 million in fiscal 2000.

      Effective April 2, 2001, Rentrak and Rentrak Japan entered into a restructuring of their relationship as evidenced by execution of an Agreement Concerning Changes to the Business Cooperation Agreement. Pursuant to the Agreement Concerning Changes, Rentrak transferred exclusive rights to implement its Pay-Per-Transaction (PPT(R)) system within specified countries in the Far East, including related trademark and other intellectual property rights, to Rentrak Japan. In exchange for the transfer, Rentrak Japan made a lump sum cash payment of $5.65 million to Rentrak and released certain of Rentrak's payment obligations totaling $2.1 million. As a part of the transaction, Rentrak Japan's obligation to pay annual royalties to Rentrak in connection with use of its PPT system was terminated.

      Rentrak concurrently sold to So-Tsu 300,000 shares of Rentrak Japan stock, or approximately 5.6 percent of the outstanding Rentrak Japan shares, in exchange for a cash payment of $4.0 million. Rentrak also repurchased from Rentrak Japan 614,000 shares of Rentrak's common stock for a cash payment of $2.4 million, or $3.875 per share. Rentrak repurchased an additional 390,000 shares of its common stock for the same price per share, or a total of $1.5 million, from CCC. Rentrak also has the right, and upon the occurrence of certain conditions will be required, to sell its remaining 180,000 shares of Rentrak Japan stock, representing approximately 3.4 percent of the outstanding Rentrak Japan shares, for a minimum payment of (Y)1,600 per share (currently approximately $2.4 million in total).

      During fiscal 2000, Rentrak Japan loaned (Y)120 million (approximately US$200,000) to Rentrak UK. The loan was non-interest bearing and was forgiven in connection with the April 2001 restructuring. During the term of the loan, Rentrak Japan was entitled to 10 percent of Rentrak's share in Rentrak UK royalties. No such share of royalties was earned by or paid to Rentrak Japan during fiscal 2001.

      Rentrak sold to So-Tsu 1 percent of Rentrak's equity interest in 3PF for a cash payment of $1 million at the end of April 2001.

      In August 1999, Rentrak and Rentrak Japan formed Rentrak International, LLC ("RIC"), an Oregon limited liability company, for the purpose of developing the PPT system in certain international markets. RIC was dissolved pursuant to a dissolution agreement entered into by Rentrak and Rentrak Japan as of September 30, 2000, and Rentrak Japan relinquished its right to receive repayment of its $180,000 capital contribution and other accrued amounts as part of the April 2001 restructuring transaction.

      In August 1999, Mr. LeVine provided a line of credit to BlowOut Video Holding Company ("Borrower"), a wholly owned subsidiary of Rentrak, in the principal amount of up to $3 million (the "Loan"). The highest principal balance of the Loan outstanding during fiscal 2001 was $500,000. The Loan bore interest at the prime rate plus 1-1/2 percent. Borrower paid Mr. LeVine $40,008 in interest during fiscal 2001. The Loan was repaid in full in September 2000.

      In May 2000, the Committee for the Achievement of Rentrak Excellence ("CARE") was formed to pursue a proxy contest to replace the then directors of Rentrak with a new slate, consisting of Messrs. Andrus, Kuper, Petcoff, and Rosenbaum and Dr. Moon, at Rentrak's annual meeting of shareholders held on September 19, 2000. The members of CARE, all Rentrak shareholders, collectively owned approximately 9 percent of the outstanding Rentrak common stock. CARE was successful in electing its slate at the 2000 annual meeting and the group terminated their Agreement Among Rentrak Shareholders dated May 22, 2000, and disbanded on September 22, 2000. The Rentrak board of directors authorized the payment or reimbursement by Rentrak of CARE's expenses incurred in the proxy contest, which totaled $392,876. Paul Rosenbaum, Chairman and Chief Executive Officer and a director of Rentrak since September 19, 2000, was a member of CARE.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

      Dr. Pradeep Batra, who was a member of Rentrak's board of directors until September 19, 2000, is the President and controlling shareholder of Unique Business Systems ("UBS"). In addition to other business activities, UBS develops and sells point-of-sale ("POS") software that retail video stores use to track rental and sale activity. Rentrak and UBS have entered into various agreements pursuant to which, among other things: (i) they agree to cooperate to make UBS's POS software compatible with Rentrak's PPT system; (ii) Rentrak agrees to pay a commission for each PPT customer referred by UBS; and (iii) UBS agrees to share software maintenance fees with Rentrak relating to a 1995 transaction in which UBS purchased certain assets from Rentrak. In addition, Rentrak UK, a subsidiary of Rentrak that distributes videocassettes in the United Kingdom, is party to a POS software agreement with UBS, and BlowOut Video, Inc., a wholly owned subsidiary of Rentrak that owns and operates a chain of retail video stores and a retail video Web site, purchased computer hardware and a POS software system from UBS. During fiscal 2001, Rentrak paid UBS an aggregate of $95,150. BlowOut Video, Inc., paid UBS an aggregate of $2,871.

      In June 2000, the then directors of Rentrak approved a program to make loans available to those officers of Rentrak who were parties to an employment agreement with Rentrak for the purpose of allowing them to exercise their vested, unexercised "out of the money" employee stock options. Outstanding loans under this program bear interest at the federal funds rate in effect on the date of each loan (6.5 percent per annum) and interest is payable annually. The principal amount of the loan is due on the earliest to occur of: (1) one year prior to the expiration of the term of the borrower's current employment agreement with Rentrak, (2) one year after the borrower leaves Rentrak's employment unless such departure follows a "change of control" (which occurred as a result of the replacement of Rentrak's board of directors on September 19,
2000), (3) five years from the date of the loan, or (4) one year from the date of the borrower's death. The loans are secured by the stock purchased upon the exercise of the options. The loans are without recourse (except as to the stock securing the loans) as to principal and are with full recourse against the borrower as to interest. The Rentrak board of directors discontinued the program as to new loans in November 2000.

      During fiscal 2001, five Rentrak officers obtained loans from Rentrak under the option loan program. Ron Berger, then Chairman and Chief Executive Officer of Rentrak, entered into three loan agreements, related promissory notes in the aggregate amount of $7,350,624 and stock pledge agreements in connection with his exercise of options to purchase a total of 1,495,750 shares of Rentrak common stock. Rentrak has filed a lawsuit in Oregon state court alleging that the loans extended to Mr. Berger under the option loan program are null and void because Mr. Berger breached his fiduciary duty to Rentrak by causing Rentrak to extend the loans to him on terms which were egregiously unfavorable to Rentrak and with the purpose of allowing Mr. Berger to vote more than 1.3 million of the shares so acquired at Rentrak's annual meeting of shareholders held on September 19, 2000.

      Two officers who entered into loans under the option loan program agreed, prior to December 31, 2000, to rescission of the transactions and reinstatement of their options on their original terms as follows: Kim Cox, President, rescinded a loan entered into on June 16, 2000, in the amount of $1,468,250 in connection with his exercise of options to purchase 301,518 shares of Rentrak common stock; and Marty Graham, Vice President, Product Development, rescinded a loan entered into on September 2, 2000, in the amount of $244,940 in connection with his exercise of options to purchase 50,535 shares of Rentrak common stock.

      Two other officers have outstanding loans under the option loan program as follows: Michael Lightbourne, Executive Vice President, entered into a loan agreement, promissory note in the amount of $355,375, and stock pledge agreement relating to his exercise of options on August 30, 2000, to purchase 94,000 shares of Rentrak common stock; and Richard Nida, Vice President, Investor Relations, exercised options for a total of 5,000 shares in August and September 2000 and entered into loan agreements, promissory notes totaling $22,190, and pledge agreements in connection with the exercises.

      Dr. Joon S. Moon, a Rentrak director since September 19, 2000, received a fee totaling approximately $241,500 for his services in negotiating the April 2001 transactions with Rentrak Japan and related parties. Dr. Moon will also receive a fee equal to 2 percent of the sale proceeds of any sale of the remaining 180,000 shares of Rentrak Japan stock held by Rentrak.

      In November 2000, Rentrak engaged Dr. Moon's consulting services to assist Rentrak in obtaining a replacement bank line of credit. If Dr. Moon is successful in negotiating a new line of credit with a bank lender, Rentrak has agreed to grant Dr. Moon an option to purchase 100,000 shares of Rentrak common stock, and an option for an additional 50,000 shares if the interest rate on the new line of credit is at least 25 basis points below the interest rate on Rentrak's existing line of credit.

      On April 24, 2001, George Kuper, a Rentrak director since September 19, 2000, was appointed Chief Operating Officer of 3PF with operational management responsibility for the company. Mr. Kuper is being compensated for his services to 3PF as an outside consultant in the amount of $15,000 per month.

      See "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION" above for information on other transactions involving certain directors of Rentrak.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Rentrak's directors and officers and persons who beneficially own more than ten percent of the outstanding shares of Rentrak's common stock ("ten percent shareholders"), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of common stock and other equity securities of Rentrak. To Rentrak's knowledge, based solely upon a review of the copies of Forms 3, 4 and 5 (and amendments thereto) furnished to Rentrak or otherwise in its files, all of Rentrak's officers, directors and ten percent shareholders complied with all applicable Section 16(a) filing requirements, except as follows:

     o The following officers and directors each reported one option grant after the report was due: Cecil Andrus, Kim Cox, Timothy Erwin, Marty Graham, Thomas Guilford, George Kuper, Joon Moon,

         Richard Nida, James Petcoff, Christopher Roberts, Paul Rosenbaum, Mark Thoenes, and Amir Yazdani.
     o The following officers filed an initial report of beneficial ownership after it was due: Thomas Guilford and Mark Thoenes.
     o Michael Lightbourne, a Rentrak officer, reported two option grants after the respective reports were due.
     o   Richard Nida reported an option exercise after the report was due.
     o Thomas Guilford reported three option exercises after the reports were due.
     o George Kuper reported a purchase of Rentrak common stock after the report was due.
     o Kim Cox reported a rescission of option exercises and reinstatement of the related options after the report was due.
     o Amir Yazdani reported a sale of Rentrak common stock after the report was due.
     o Carolyn Pihl, a former Rentrak officer, did not report an option grant in April 1999.

                             INDEPENDENT ACCOUNTANTS

      Rentrak's independent public accountants for the fiscal year ended March 31, 2001, were Arthur Andersen LLP. The board of directors intends to continue to retain Arthur Andersen LLP during the current fiscal year. No election, approval or ratification of the choice of independent public accountants by the shareholders is required. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. Such representative is also expected to be available to respond to appropriate questions.

AUDIT FEES

      The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of Rentrak's financial statements for the fiscal year ended March 31, 2001, and their review of the interim financial statements included in its quarterly reports on Form 10-Q for that fiscal year, were $155,240.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      During fiscal 2001, Arthur Andersen LLP did not provide any professional services to Rentrak with regard to financial information systems design and implementation.

ALL OTHER FEES

      Fees billed for services provided to Rentrak by Arthur Andersen LLP during fiscal 2001, other than the services described above under "Audit Fees," were $210,784. Such fees were for services rendered in connection with income tax consulting, planning and return preparation and various other consulting matters. The Audit Committee of the board has considered whether the provision of these services to Rentrak is compatible with maintaining the independence of Rentrak's independent public accountants.

                              FINANCIAL INFORMATION

      A copy of Rentrak's 2001 Annual Report on Form 10-K, including audited financial statements, is being sent to shareholders with this proxy statement.


                     INFORMATION CONCERNING THE SOLICITATION

      Rentrak will bear all costs and expenses associated with this solicitation. In addition to solicitation by mail, directors, officers, and employees of Rentrak may solicit proxies from shareholders, personally or by telephone, facsimile, or e-mail transmission, without receiving any additional remuneration. Rentrak has asked brokerage houses, nominees and other agents and fiduciaries to forward soliciting materials to beneficial owners of Rentrak common stock and will reimburse all such persons for their expenses.


                                          By Order of the Board of Directors,

                                          /s/ F. Kim Cox
                                          F. Kim Cox
                                          President and Secretary

Portland, Oregon
July 11, 2001

                                                                     APPENDIX A

                               RENTRAK CORPORATION
                             AUDIT COMMITTEE CHARTER

PURPOSE OF THE AUDIT COMMITTEE

      The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors of Rentrak Corporation (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overseeing (a) the financial reports and other financial information the Company provides to any governmental or regulatory body, the public or other users thereof, (b) the Company's systems of internal accounting and financial controls and (c) the annual independent audit of the Company's financial statements.

      In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

      The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

      The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP ON THE AUDIT COMMITTEE

      The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the National Association of Securities Dealers.

      Accordingly, all Committee members will be directors:

      1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

      2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

      In addition, at least one member of the Committee will have accounting or related financial management expertise or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

KEY RESPONSIBILITIES

      The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

      The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

      1. The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

      2. As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q. The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

      3. The Committee shall:

            o request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

            o     discuss  with  the  outside   auditors   any  such   disclosed
                  relationships and their impact on the outside auditor's independence; and

            o recommend that the Board take appropriate action to oversee the independence of the outside auditor.

      4. The  Committee,  subject  to any  action  that may be taken by the full
Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

                   [LOGO OF RENTRAK CORPORATION APPEARS HERE]
                               RENTRAK CORPORATION

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RENTRAK CORPORATION (THE "COMPANY").

      The undersigned hereby appoints each of Paul A. Rosenbaum and F. Kim Cox as proxies, with full power of substitution, and hereby authorizes them to represent and to vote as designated below, all the shares of the Company's common stock held of record by the undersigned on June 20, 2001, at the annual meeting of the shareholders to be held at the Company's executive offices, One Airport Center, 7700 N.E. Ambassador Place, Portland, Oregon 97220, on August 16, 2001 at 10 a.m., Pacific Daylight Time, or any adjournments or postponements thereof.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS PROVIDED, THE PROXIES NAMED ABOVE WILL VOTE FOR EACH DIRECTOR NOMINEE NAMED IN PROPOSAL 1.

--------------------------------------------------------------------------------
                       PROPOSAL 1: ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1.

Nominees: Cecil D. Andrus, George H.  |_| FOR        |_| WITHHOLD
Kuper, Joon S. Moon, James G.         election of    vote from
Petcoff, Paul A. Rosenbaum,           all director   all nominees
Stanford C. Stoddard                  nominees
                                      (except as
                                      noted below)


To withhold authority to vote for any individual nominee, identify the nominee in the space below: Exceptions:

--------------------------------------------------------------------------------

      In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

      Please date and sign exactly as name appears hereon. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

      Dated:                    , 2001
            --------------------
      Signature                          Signature if held jointly
               -----------------------                            --------------

Please mark, sign, date and return the proxy using the enclosed envelope.